EXHIBIT 23.7

                                   CONSENT

      Pursuant to Rule 438 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the undersigned hereby consents to being named in Amendment No. 1 to Northeast Bancorp's Registration Statement on Form S-4 (333-31797) and to serving as a Director of Northeast Bancorp.


County of Kennebec, Maine

September 2, 1997                      /s/ John Rosmarin
                                           John Rosmarin

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